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Exhibit 10.2

AMENDMENT AGREEMENT NO. 1

to that certain

LOAN AND SECURITY AGREEMENT

        This AMENDMENT AGREEMENT NO. 1 (this "Amendment"), dated as of May 23, 2003, is among GANDER MOUNTAIN COMPANY (the "Borrower"), FLEET RETAIL FINANCE INC. and the other lending institutions from time to time party to the Loan Agreement (as hereinafter defined) (collectively, the "Revolving Credit Lenders"), and FLEET RETAIL FINANCE INC. as agent (the "Agent") for itself and the other Revolving Credit Lenders.

        WHEREAS, the Borrower, the Agent and the Revolving Credit Lenders are parties to that certain Loan and Security Agreement, dated as of December 19, 2001 (as amended and in effect from time to time, the "Loan Agreement"), pursuant to which the Revolving Credit Lenders, upon certain terms and conditions, have agreed to make loans to, and to cause the issuance of letters of credit for the benefit of, the Borrower; and

        WHEREAS, the Borrower has requested that the Agent and the Revolving Credit Lenders agree, and the Agent and the Revolving Credit Lenders have agreed, on the terms and subject to the conditions set forth herein, to amend certain of the terms and provisions of the Loan Agreement;

        NOW, THEREFORE, the parties hereto hereby agree as follows:

        §1.    Defined Terms.    Capitalized terms which are used herein without definition and which are defined in the Loan Agreement shall have the same meanings herein as in the Loan Agreement.

        §2.    Amendments to Loan Agreement.

          (a)   Article I of the Loan Agreement is hereby amended by inserting the following new definitions in the appropriate alphabetical sequence:

            "Acceding Revolving Credit Lender": Is defined in Section 16.5.

            "Amendment Effective Date": May 23, 2003.

            "Instrument of Accession": Is defined in Section 16.5.

          (b)   The definition of "Applicable Margin" contained in Article I of the Loan Agreement is hereby amended by inserting the following new sentence at the end thereof:

            "Notwithstanding the foregoing, from and after the Amendment Effective Date through June 30, 2003, the Applicable Margin shall be set at the amount set forth opposite Level III above."

          (c)   The definition of "Eligible In-Transit Inventory" set forth in Article I of the Loan Agreement is hereby amended by restating clause (b) thereof in its entirety as follows:

            "(b)  The documents which relate to such shipment either name the Agent as consignee of the subject Inventory or the Agent has control over the documents which evidence ownership of the subject Inventory (such as by the providing to the Agent of a Customs Agent Agreement); and

            (c)   the Agent is named as loss payee on any special policies of insurance taken out by the Borrower for the period during which such Inventory is in transit."

          (d)   The definition of "Eligible L/C Inventory" set forth in Article I of the Loan Agreement is hereby restated in its entirety as follows:

            "Eligible L/C Inventory": Inventory (without duplication as to Eligible Inventory), which is to be manufactured or has then been shipped for receipt, within Forty Five (45) days, at a warehouse of the Borrower located in a jurisdiction in the United States in which the Agent will have a first and only perfected security interest in such Inventory and payment for the underlying Inventory is to be made by an L/C, provided that

            (a)   Such Inventory is of such types, character, qualities and quantities (net of Inventory Reserves) as the Agent in its discretion from time to time determines to be eligible for borrowing; and

            (b)   The documents which relate to such shipment either name the Agent as consignee of the subject Inventory or the Agent has control over the documents which evidence ownership of the subject Inventory (such as by the providing to the Agent of a Customs Agent Agreement);

            (c)   Inventory to be manufactured shall only constitute Eligible L/C Inventory to the extent the L/C issued in connection therewith remains undrawn; and

            (d)   the Agent is named as loss payee on any special policies of insurance taken out by the Borrower for the period during which such Inventory is in transit.

          (e)   The definition of "Inventory Advance Rate" set forth in Article I of the Loan Agreement is hereby restated in its entirety as follows:

            "Inventory Advance Rate": The following percentages (in each case subject to upward adjustment by up to One Percent (1.00%) in the Agent's discretion so long as the Borrower is in compliance with the Appraised Inventory Percentage) during the periods indicated:

Period	Percentage
October 16 through March 31 of any year	66%
April 1 through October 15 of any year	69%

          (f)    The definition of "Maximum Revolving Credit Ceiling" set forth in Article I of the Loan Agreement is hereby restated in its entirety as follows:

            "Maximum Revolving Credit Ceiling": $100,000,000, as the same may be increased from time to time in accordance Section 16.5 up to an aggregate amount not to exceed $125,000,000.

          (g)   Section 5.20(k)(ii)(B) is hereby amended by restating it in its entirety as follows:

            "(B) the Borrower evidences Availability as of the date of such repayment (after giving effect to such repayment) of at least $15,000,000, and"

          (h)   Article 16 of the Loan Agreement is hereby amended by inserting the following new Section 16.5 at the end thereof:

            "16.5.    ACCESSION.    Except as otherwise provided herein, Eligible Assignees (each such Eligible Assignee, an "Acceding Revolving Credit Lender") may, at the request of the Borrower and with the consent of the Agent, become party to this Credit Agreement by entering into an Instrument of Accession in substantially the form of EXHIBIT F hereto (an "Instrument of Accession") with the Borrower and the Agent and assuming thereunder a Revolving Credit Dollar Commitment, in an amount to be agreed upon by the Borrower, such Acceding Revolving Credit Lender and the Agent, to make Revolving Credit Loans and participate in the risk relating to the Letters of Credit pursuant to the terms hereof, and the Maximum Revolving Credit Ceiling shall thereupon be increased by the amount of such Acceding Revolving Credit Lender's Revolving Credit Dollar Commitment; provided, however, that (a) the Agent shall have given its prior written consent to such accession, and (b) in no event shall the Maximum Revolving Credit Ceiling be increased under any one or more of such Instruments of Accession so as to exceed, in the aggregate, $125,000,000. On the effective date specified in any Instrument of Accession, SCHEDULE 2.22 hereto shall be deemed to be amended to reflect (a) the name, address, Revolving Credit Dollar Commitment and Revolving Credit Percentage Commitment of such Acceding Revolving Credit Lender, (b) the Maximum Revolving Credit Ceiling as increased by such Acceding Revolving Credit Lender's Revolving Credit Dollar Commitment, and (c) the changes to the other Revolving Credit Lenders' respective Revolving Credit Percentage Commitments and any changes to the other Revolving Credit Lenders'

    respective Revolving Credit Dollar Commitments (in the event such Revolving Credit Lender is also the Acceding Revolving Credit Lender) resulting from such assumption and such increased Maximum Revolving Credit Ceiling."

            If on the effective date specified in any Instrument of Accession, there are Revolving Credit Loans then outstanding or exposure in respect of then outstanding L/C's, the Acceding Revolving Credit Lender shall purchase Revolving Credit Loans and exposure in respect of outstanding L/Cs from each other Revolving Credit Lender in an amount such that, after such purchase or purchases, the amount of outstanding Revolving Credit Loans and exposure in respect of outstanding L/C's from each Revolving Credit Lender shall equal such Revolving Credit Lender's respective Revolving Percentage Commitment, as set forth on SCHEDULE 2.22 multiplied by the aggregate amount of Revolving Credit Loans outstanding and exposure in respect of outstanding L/C's from all Revolving Credit Lenders. To the extent that any outstanding Revolving Credit Loans bear interest at the LIBOR Rate, the Borrower shall pay any additional costs described in Section 2.10(e) incurred by any Revolving Credit Lender.

          (i)    SCHEDULE 6.11 to the Loan Agreement is hereby restated in its entirety as SCHEDULE 6.11 annexed hereto.

          (j)    The Loan Agreement is hereby amended by attaching EXHIBIT F annexed hereto as EXHIBIT F to the Loan Agreement.

        §3.    Affirmation and Acknowledgment of the Borrower.    The Borrower hereby ratifies and confirms all of its Obligations to the Revolving Credit Lenders, including, without limitation, the Revolving Credit Loans, and the Borrower hereby affirms its absolute and unconditional promise to pay to the Revolving Credit Lenders all indebtedness, obligations and liabilities in respect of the Revolving Credit Loans, the Letters of Credit, and all other amounts due under the Loan Agreement as amended hereby. The Borrower hereby confirms that the Obligations are and remain secured pursuant to the Loan Documents and pursuant to all other instruments and documents executed and delivered by the Borrower as security for the Obligations.

        §4.    Representations and Warranties.    The Borrower hereby represents and warrants to the Revolving Credit Lenders as follows:

          (a)   The execution and delivery by the Borrower of this Amendment, and the performance by the Borrower of its obligations and agreements under this Amendment and the Loan Agreement as amended hereby, are within the corporate authority of the Borrower, have been duly authorized by all necessary corporate proceedings on behalf of the Borrower and do not and will not contravene any provision of law, statute, rule or regulation to which the Borrower is subject or any of the Borrower's charter, other incorporation papers, by-laws or any stock provision or any amendment thereof or of any agreement or other instrument binding upon the Borrower, the non-compliance with which would materially adversely affect the business, assets or financial condition of the Borrower.

          (b)   This Amendment and the Loan Agreement as amended hereby constitute legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights in general, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (c)   No approval or consent of, or filing with, any governmental agency or authority is required to make valid and legally binding the execution, delivery or performance by the Borrower of this Amendment or the Loan Agreement as amended hereby.

          (d)   The representations and warranties contained in Article V of the Loan Agreement are true and correct at and as of the date made and as of the date hereof, except to the extent of changes resulting from transactions contemplated or permitted by this Loan Agreement and the other Loan Documents, changes which have been disclosed to the Agent and the Revolving Credit Lenders prior to the date hereof and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such representations and warranties relate expressly to an earlier date.

          (e)   The Borrower has performed and complied in all material respects with all terms and conditions herein required to be performed or complied with by it prior to or at the time hereof, and as of the date hereof, after giving effect to the provisions hereof, the Borrower is not InDefault and there exists no Event of Default.

        §6.    Effectiveness.    This Amendment shall become effective upon the receipt by the Agent of each of the following:

          (a)   a fully executed counterpart hereof signed by the Borrower and each of the Revolving Credit Lenders.

          (b)   an amendment fee of $125,000, such amendment fee to be allocated pro rata among the Revolving Credit Lenders.

          (c)   the fully executed fee letter signed by the Borrower.

          (d)   evidence that the Borrower has received $7,600,000 from the proceeds of Supplemental Holiday Subordinated Debt, such indebtedness to be on terms and conditions acceptable to the Agent.

          (e)   evidence that all obligations constituting Initial Holiday Subordinated Debt evidenced by the Initial Holiday Subordinated Note have been converted to preferred equity, the terms and conditions of such conversion to be acceptable to the Agent.

          (f)    a certificate from a duly authorized officer of the Borrower, on behalf of the Borrower (i) of the due adoption, continued effectiveness, and setting forth the texts of, each corporate resolution adopted in connection with this Amendment and any other documents executed in connection therewith, (ii) attesting to the true signatures of each Person authorized as a signatory, and (iii) certifying as true and correct as of the date of this Amendment, the Supplemental Holiday Subordinated Note.

          (g)   an opinion of counsel to the Borrower addressed to the Agent, such opinion to be in form and substance satisfactory to the Agent.

        §7.    Miscellaneous Provisions.

          (a)   Except as otherwise expressly provided by this Amendment, all of the terms, conditions and provisions of the Loan Agreement shall remain the same. It is declared and agreed by each of the parties hereto that the Loan Agreement, as amended hereby, shall continue in full force and effect, and that this Amendment and the Loan Agreement shall be read and construed as one instrument.

          (b)   This Amendment is intended to take effect as an agreement under seal and shall be construed according to and governed by the laws of The Commonwealth of Massachusetts.

          (c)   This Amendment may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument. In making proof of this Amendment it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.

          (d)   The Borrower agrees to pay to the Agent, on demand by the Agent, all reasonable out-of-pocket costs and expenses incurred or sustained by the Agent in connection with the preparation of this Amendment (including reasonable legal fees).

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

GANDER MOUNTAIN COMPANY
By:	/s/ DENNIS M. LINDAHL
Title: Assistant Secretary
FLEET RETAIL FINANCE INC., as Agent and as a Revolving Credit Lender
By:	/s/ SALLY A. SHEEHAN
Name: Sally A. Sheehan Title: Director
FOOTHILL CAPITAL CORPORATION, as Syndication Agent and as a Revolving Credit Lender
By:	/s/ BRAD ENGEL
Name: Brad Engel Title: Assistant Vice President
THE CIT GROUP/BUSINESS CREDIT, INC., as a Revolving Credit Lender
By:	/s/ ADRIAN AVALUJ
Name: Adrian Avaluj Title: VP
WHITEHALL BUSINESS CREDIT, as a Revolving Credit Lender
By:	/s/ JOHN L. PALERMO
Name: John L. Palermo Title: V.P.

EXHIBIT F

INSTRUMENT OF ACCESSION
Dated as of

        Reference is made to the Loan and Security Agreement dated as of December 19, 2001 (as amended and in effect from time to time, the "Loan Agreement") among GANDER MOUNTAIN COMPANY (the "Borrower"), FLEET RETAIL FINANCE INC. and the other lending institutions from time to time party to the Loan Agreement (as hereinafter defined) (collectively, the "Revolving Credit Lenders"), and FLEET RETAIL FINANCE INC. as agent (the "Agent") for itself and the other Revolving Credit Lenders. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Loan Agreement.

        Pursuant to the terms of Section 16.5 of the Loan Agreement, the Borrower, the Agent and                        (the "Acceding Revolving Credit Lender") hereby agree as follows:

1.
Subject to the terms and conditions of this Instrument of Accession, the Acceding Revolving Credit Lender hereby agrees to assume, without recourse to the Revolving Credit Lenders or the Agent, on the Effective Date (as defined below), a Revolving Credit Dollar Commitment of $            , in accordance with the terms and conditions set forth in the Loan Agreement. Upon such assumption, the Maximum Revolving Credit Ceiling shall be automatically increased by the amount of such assumption. The Acceding Revolving Credit Lender hereby agrees to be bound by, and hereby requests the agreement of the Borrower and the Agent that such Acceding Revolving Credit Lender shall be entitled to the benefits of, all of the terms, conditions and provisions of the Loan Agreement as if such Acceding Revolving Credit Lender had been one of the lending institutions originally executing the Loan Agreement as a "Revolving Credit Lender"; provided that nothing herein shall be construed as making the Acceding Revolving Credit Lender liable to the Borrower or the other Revolving Credit Lenders in respect of any acts or omissions of any party to the Loan Agreement or in respect of any other event occurring prior to the Effective Date (as defined below) of this Instrument of Accession.

2.
The Acceding Revolving Credit Lender (a) represents and warrants that (i) it is duly and legally authorized to enter into this Instrument of Accession, (ii) the execution, delivery and performance of this Instrument of Accession do not conflict with any provision of law or of the charter or by-laws of the Acceding Revolving Credit Lender, or of any agreement binding on the Acceding Revolving Credit Lender, (iii) all acts, conditions and things required to be done and performed and to have occurred prior to the execution, deliver and performance of this Instrument of Accession, and to render the same the legal, valid and binding obligation of the Acceding Revolving Credit Lender, enforceable against it in accordance with its terms, have been done and performed and have occurred in due and strict compliance with all applicable laws; (b) confirms that it has received a copy of the Loan Agreement, together with copies of the most recent financial statements delivered pursuant to Article 6 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Instrument of Accession; (c) agrees that it will, independently and without reliance upon the Lenders or the Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement; (d) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Agreement and the other Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (e) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Agreement are required to be performed by it as a Lender.

3.
The Acceding Revolving Credit Lender hereby requests that the Borrower issue a new Revolving Credit Note payable to the order of the Acceding Revolving Credit Lender in the principal amount of $            . In the event that the Acceding Revolving Credit Lender is also a Revolving Credit Lender party to the Loan Agreement immediately prior to the Effective Date of this Instrument of

  Accession, such Acceding Revolving Credit Lender agrees to deliver to the Borrower, as soon as reasonably practicable after the Effective Date (as defined below), the prior Revolving Credit Note held by it prior to the issuance of the new Revolving Credit Note, marked "Cancelled".

4.
The effective date for this Instrument of Accession shall be                        (the "Effective Date"). Following the execution of this Instrument of Accession by the Borrower and the Acceding Revolving Credit Lender, it will be delivered to the Agent for acceptance. Upon acceptance by the Agent, Schedule 2.22 to the Loan Agreement shall thereupon be replaced as of the Effective Date by the Schedule 2.22 annexed hereto. The Agent shall thereafter notify the other Revolving Credit Lenders of the revised Schedule 2.22.

5.
Upon such acceptance, from and after the Effective Date, the Borrowers shall make all payments in respect of the Acceding Revolving Credit Lender's Revolving Credit Dollar Commitment (including payments of principal, interest, fees and other amounts) to the Agent for the account of such Acceding Revolving Credit Lender.

6.
Confidentiality. The Acceding Revolving Credit Lender agrees that if the Agent or any Revolving Credit Lender has disclosed information obtained by it pursuant to the Loan Agreement to the Acceding Revolving Credit Lender, the Acceding Revolving Credit Lender (a) shall treat in confidence such information unless such information otherwise becomes public, (b) shall not disclose such information to a third party, except as required by law or legal process, and (c) shall not make use of such information for purposes of transactions unrelated to this Instrument of Accession.

7.
Governing Law. THIS INSTRUMENT OF ACCESSION IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT TO BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (WITHOUT REFERENCE TO CONFLICT OF LAWS).

8.
Counterparts. This Instrument of Accession may be executed in any number of counterparts which shall together constitute but one and the same agreement.

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        IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Instrument of Accession to be executed on its behalf by its officer thereunto duly authorized, to take effect as a sealed instrument as of the date first above written.

GANDER MOUNTAIN COMPANY
By:	Name: Title:
FLEET RETAIL FINANCE INC., as Agent
By:	Name:
[NAME]
By:	Name: Title:

3

SCHEDULE 2.22

[See Amendment #3]

4

Schedule 6.11

[See Amendment #3]

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AMENDMENT AGREEMENT NO. 1
INSTRUMENT OF ACCESSION Dated as of
SCHEDULE 2.22 [See Amendment #3]
Schedule 6.11 [See Amendment #3]